                                                                     Exhibit 4.7

THIS WARRANT AND THE SHARES OF EQUITY SECURITIES THAT MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.


                             GADZOOX NETWORKS, INC.
                 AGREEMENT AND WARRANT TO PURCHASE COMMON STOCK

                       Effective Date: September 28, 2001
                         Void After: September 28, 2006

        This Agreement and Warrant to Purchase Common Stock (this "Agreement" or "Warrant") certifies that, for value received, Pacific Business Funding (the "Holder"), a division of Cupertino National Bank, is entitled, subject to the terms set forth below, to purchase from Gadzoox Networks, Inc., a Delaware corporation (the "Company"), up to 71,942 shares of Common Stock of the Company ("Common Stock"), upon surrender of this Warrant, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States (or otherwise as hereinafter provided) of the Exercise Price (as defined in Section 2 below). The Exercise Price and the number of shares of Common Stock purchaseable hereunder are subject to adjustment as provided herein.

        1. NUMBER OF SHARES. This Warrant may be exercised, in whole or in part, for 71,942 shares of Common Stock (the "Warrant Shares").

        2. EXERCISE PRICE. The per share purchase price of the Common Stock (the "Exercise Price") for which this Warrant may be exercised shall be $1.39 per share.

        3. EXERCISE OF WARRANT.

                3.1 Time of Exercise. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time or from time to time prior to September 28, 2006; provided, however, that this Warrant shall terminate immediately prior to the closing of (i) a merger or consolidation of the Company with or into any other corporation or corporations in which the stockholders of the Company shall own less than fifty percent (50%) of the voting securities of the surviving corporation or (ii) a sale of all or substantially all of the assets of the Company (each a "Change of Control Event"). The Company shall give the Holder written notice of a Change of Control Event not later than 10 days prior to the closing of such Change of Control Event. The exercise shall be effected by (a) the surrender of this Warrant at the principal office of the Company as set forth in Section 12.5 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), (b) delivery of the Notice of Exercise attached hereto as Exhibit A (unless the Holder is exercising by means of a "net exercise" as provided for in Section 4 below, in which case the Holder shall deliver the Net Exercise Notice attached hereto as Exhibit B ("the Net Exercise Notice")) and (c) unless payment of the Exercise Price is made pursuant to a "net exercise" as provided under Section 4 below, payment of the Exercise Price in cash or by check acceptable to the Company.

                3.2 Effect of Exercise. This Warrant (or the portion thereof exercised) shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise and, unless this Warrant shall have expired, a new warrant representing the number of warrants represented by the surrendered Warrant, if any, that shall not have been exercised shall also be delivered to the Holder.

        4. NET EXERCISE.

                (a) Net Issue Exercise. In lieu of exercising this Warrant via cash payment, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the completed Net Exercise Notice indicating the Holder's election to exercise this Warrant by means of a "net exercise," in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

               X = Y (A - B)
                   ---------
                       A

Where  X  =  the number of Warrant Shares to be issued to the Holder.

       Y = the number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

       A  =  the Fair Market Value (as defined below) of one Warrant Share
             (at the date of such calculation).

       B  =  the Exercise Price (as adjusted to the date of such calculation).

                If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon conversion of this Warrant.

                (b) Fair Market Value. For purposes of this Section 4, the Fair Market Value of one Warrant Share shall be determined by the Company's Board of Directors in good faith;

provided, however, that where there exists a public market for the Common Stock at the time of such exercise, the fair market value per Warrant Share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the average of the high and low prices as reported by The Nasdaq National Market, the Nasdaq Small Cap Market or on any exchange on which the Common Stock is listed, whichever is applicable, for the five trading days prior to the date of the delivery of the Net Exercise Notice.

        5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction computed to the nearest whole cent.

        6. NO RIGHTS AS STOCKHOLDER. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised as provided herein.

        7. NO TRANSFER OF WARRANT.

                7.1 No Transferability of Warrant. The Holder shall not sell, assign or otherwise transfer the Warrant or any part thereof or right thereunder to any person or entity.

                7.2 Register. The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder. The Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to the Holder as shown on the Warrant Register and at the address shown on the Warrant Register.

        8. REPRESENTATIONS AND WARRANTIES OF THE HOLDER AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT AND CALIFORNIA LAW.

                8.1 Representations and Warranties by the Holder. The Holder hereby represents and warrants to the Company as follows:

                        (a) The Warrant and the Warrant Shares are being acquired for the Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, (the "Securities Act") or any state Blue Sky laws.

                        (b) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that the Company has no present intention of registering the Warrant or the Warrant Shares, that the Warrant and the Warrant Shares must be held by the Holder indefinitely, and that the Holder must therefor bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

                        (c) The Holder further understands that the sale of the securities which are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful unless an exemption from such qualification is available. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained or such exemption being available. The Holder further agrees that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act or any state securities law. This Warrant and all Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with legends in substantially the following form:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH OFFER, SALE OR TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT EXEMPTIONS FROM THE REGISTRATION, QUALIFICATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS FOR SUCH OFFER, SALE OR TRANSFER ARE AVAILABLE.

                        (d) During the negotiation of the transactions contemplated herein, the Holder and its representatives and legal counsel have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

                        (e) The Holder and its representatives have been solely responsible for the Holder's own "due diligence" investigation of the Company and the Company's management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, the Holder has acted solely in its own interest, and the Holder (or any of its agents or employees) has not acted as an agent of the Company. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the purchase of the Warrant pursuant to the terms of this Agreement and of protecting the Holder's interests in connection therewith.

                        (f) The Holder is an "accredited investor" as defined in Rule 501 of the Securities Act.

        9. RESERVATION AND AUTHORIZATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be validly issued, fully paid and non-assessable and free from all insurance or transfer taxes, liens, and charges in respect of the issue thereof created by the Company (other than taxes in respect of any transfer occurring contemporaneously or as otherwise specified herein). The Company agrees that issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock and any other securities of the Company upon the exercise of this Warrant.

        10. LOST DOCUMENTS. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver to the Holder, in lieu of this Warrant, a new Warrant of the same series and of like tenor of this Warrant.

        11. ADJUSTMENTS. The number of shares purchasable hereunder are subject to adjustment from time to time as follows:

                11.1 Reorganization, Reclassification, Merger or Conveyance. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, or in the event the Company (or any such other corporation) merges with or into another corporation or conveys all or substantially all of its assets to another corporation and this Warrant does not terminate in accordance with the provisions of Section 3.1 above, then, as a condition of such reorganization, reclassification merger or conveyance, lawful and adequate provisions shall be made whereby the Holder of the Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of the Warrant, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable, had such reorganization, reclassification, merger or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights.

                11.2 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of the securities as to which purchaser rights under this Warrant exist shall be increased or decreased proportionately in accordance with such split subdivision or combination.

                11.3 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Secretary of the Company for filing in the Company's records and to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (a) such adjustments and readjustments;
(b) the Exercise Price at the time in effect; and (c) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant. No such adjustment or change shall compel immediate exercise of this Warrant or otherwise affect the Termination Date of this Warrant. Irrespective of any adjustment or other changes made hereunder, this Warrant (or any other warrant issued in exchange therefor) may continue to express the same number and kind of Warrant Shares (except to the extent exercised) and the same Exercise Price as are initially stated herein.

                11.4 Other Adjustments (No Impairment). If any change in the Common Stock or any other event occurs as to which the other provisions of this
Section 12 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with such provisions, then the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid.

        12. GENERAL PROVISIONS.

                12.1 Governing Law. This Warrant shall be governed by and construed under the laws of the State of California, excluding that body of law relating to conflict of laws.

                12.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the exercise of this Warrant.

                12.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                12.4 Entire Agreement. This Agreement and the exhibits to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                12.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to the Holder, at the address or facsimile number of the Holder set forth below such party's name on the signature page hereto, or at such other address or number as the Holder shall have furnished to the Company in writing, or (b) if to the Company, at 5850 Hellyer Avenue, San Jose, 95138, facsimile: (408) 360-4951, attention:
Chief Financial Officer or at such other address or number as the Company shall have furnished to the Holder in writing.

                12.6 Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

                12.7 Separability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                12.8 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one instrument.

                                      *****

        IN WITNESS WHEREOF, the Company and the Holder have caused the Warrant to be executed by a duly authorized officer thereof as of the effective date of this Warrant set forth above.


                                       GADZOOX NETWORKS, INC.


                                       By: /s/ Michael Parides
                                          --------------------------------------
                                           Michael Parides
                                           Chief Executive Officer


AGREED AND ACCEPTED:

PACIFIC BUSINESS FUNDING,
A DIVISION OF CUPERTINO NATIONAL BANK

By: /s/ Kevin O'Hare
   ----------------------------------

Print Name:
           --------------------------

Title: Executive Vice-President
      -------------------------------

                                    EXHIBIT A
                               NOTICE OF EXERCISE


TO: GADZOOX NETWORKS, INC.

        (1) The undersigned hereby elects to purchase ________ shares of Common Stock ("Common Stock") of Gadzoox Networks, Inc. pursuant to the terms of the attached Agreement and Warrant to Purchase Common Stock (the "Warrant"), and tenders herewith payment of the Exercise Price for such shares in full at the price per share provided in the Warrant.

        (2) The undersigned hereby confirms and acknowledges that the representations and warranties set forth in Section 8 of the Warrant remain true and correct concerning the Holder as of the date hereof, that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

        (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                       PACIFIC BUSINESS FUNDING,
                                       A DIVISION OF CUPERTINO NATIONAL BANK



                                       -----------------------------------------
                                       Print Name


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Title


                                       -----------------------------------------
                                       Date

                                    EXHIBIT B
                               NET EXERCISE NOTICE


TO: GADZOOX NETWORKS, INC.

        (1) The undersigned hereby elects to convert the attached Warrant to into ________ shares of Common Stock ("Common Stock') of Gadzoox Networks, Inc. pursuant to the terms of the attached Agreement and Warrant to Purchase Common Stock (the "Warrant").

        (2) In converting such Warrant, the undersigned hereby confirms and acknowledges that the representations and warranties set forth in Section 8 of the Warrant remain true and correct concerning the Holder as of the date hereof, that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

        (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                       PACIFIC BUSINESS FUNDING,
                                       A DIVISION OF CUPERTINO NATIONAL BANK



                                       -----------------------------------------
                                       Print Name


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Title


                                       -----------------------------------------
                                       Date